Exhibit 10.13

LEAK-OUT AGREEMENT

This LEAK-OUT AGREEMENT supercedes any and all other agreements whether in writing or orally communicated between MassRoots, Inc., a Delaware corporation (the “Company”), and Dutchess Opportunity Fund II LP, a Delaware limited partnership, 50 Commonwealth Ave., Suite 2, 02116, and its affiliates and related parties (herein referred to as the “Holder”).

March 18, 2014

MassRoots, Inc.

6525 Gunpark Drive,

Ste 370 #150

Boulder, CO 80301

Ladies and Gentlemen:

In consideration for the issuance of the shares of the Company’s common stock (“Common Stock”), for other good and valuable consideration, receipt of which is hereby acknowledged, the Holder hereby agrees for a period of six (6) months after the date of this Agreement (“Leak-Out Period”), not to publicly or privately offer to sell, contract to sell or otherwise sell, dispose of, loan, gift, donate, hypothecate, pledge or grant any rights with respect to (collectively, a "Disposition") 6,425,000 shares of common stock underlying those certain Warrants issued to Holder on or about the date hereof ("Warrant Shares"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as provided by the Leak-Out provision below or (ii) with the prior written consent of the Company’s board of directors. Subsequent to the Leak-Out Period, the Holder may effectuate any Disposition of the Warrant Shares with limitation.

During the Leak-Out Period but beginning the sooner of: (i) the applicability of the transferability exemption pursuant to Rule 144 taking effect on the Warrant Shares, or (ii) immediately upon the effectiveness of a registration statement as declared by the U.S. Securities and Exchange Commission, in which the Warrant Shares have been registered, the Holder shall have the right to effect open market sales of the Warrant Shares as outlined below:

Market Price (per share)	Volume Limitation
(based of prior three days average volume)
At or below $.10	No trading permitted
Above $.10 or at or below $.15	10%
Above $.15 or at or below $.20	15%
Above $.20 or at or below $.25	20%
Above $.25	No limit

[Signatures on Following Page]

Very truly yours,

Dutchess Opportunity Fund II LP

/s/ Douglas Leighton__________________

Douglas Leighton, Managing Partner

Accepted as of the date first set forth above:

By: MassRoots, Inc.

/s/ Isaac Dietrich_____________________

Isaac Dietrich, CEO